Exhibit 31.3

CERTIFICATION

I, Elisabet de los Pinos, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aura Biosciences, Inc. for the year ended December 31, 2023 (this “report”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Aura Biosciences, Inc.

Date: June 14, 2024	By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos
President and Chief Executive Officer